PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
ACT OF 1934

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                           Merchants New York Bancorp
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

                       Filed by Merchants New York Bancorp
                             Pursuant to Rule 14a-12
                    under the Securities Exchange Act of 1934

                   Subject Company: Merchants New York Bancorp
                           Commission File No. 0-22058

The following is a letter to stockholders of Merchants New York Bancorp released by it on September 7, 2000.

A Message to our Stockholders:

Today marks an important turning point in the history of Merchants New York Bancorp and The Merchants Bank of New York, with the announcement that we have entered into a merger agreement with Valley National Bank. Merchants will become part of the rapidly expanding Valley Group, who we expect to provide a premium over recent prices of our shares, and also to enhance the prospect for greater growth in future shareholder value.

Under the terms of the merger, Merchants shareholders will receive 0.7634 Valley shares in exchange for each Merchants share. On September 5, Valley shares closed on the New York Stock Exchange at $26.25, which equates to a value for each Merchants share of just over $20. Based on these values, the total value of the transaction is about $375 million. Given Valley's current dividend practice, dividend income for our shareholders should increase by almost 60% following the merger. Valley (VLY) will have about 75 million shares outstanding which are traded on the New York Stock Exchange. This will add marketability to our shares.

While our holding company will merge into Valley National Bancorp and our bank will merge into Valley National Bank, the Merchants name will be preserved. Our branches and management will continue to operate under the name "The Merchants Bank of New York - a Division of Valley National Bank".

Valley National Bank, headquartered in Wayne, New Jersey, is a strong, highly efficient top performing super community bank that emphasizes middle market commercial and consumer lending. The Bank has a record of 72 consecutive years of profitable operation and a long history of increased dividends. The Bank has a successful record of leveraging its super community bank strategy in its 17 previous acquisitions during the past 23 years. With the addition of our seven Manhattan branches, it will have a total of 130 branches.

As a result of the merger, Merchants will be able to provide larger loans to customers because of Valley's greater lending limit. Customers will easily be able to obtain residential mortgages, title insurance, home equity loans, trust services, auto and consumer loans, asset management services, on-line banking, ATM's, insurance and pension services, fiduciary services and more. All of these services will be available at The Merchants Bank of New York.

The acquisition of Merchants New York Bancorp is structured as a tax-free merger to be accounted for as a pooling of interests. The merger will require regulatory approval and approval by shareholders of both companies. We expect completion during the first quarter of 2001. We will be providing you with information about our company and Valley, about the merger transaction, and about future plans for the combined companies, over the next few months.

Sincerely,

Spencer B. Witty
Chairman

INFORMATION FOR INVESTORS AND STOCKHOLDERS

This document contains forward-looking statements concerning the financial condition, results of operations and business of Valley following the consummation of its proposed acquisition of Merchants, the anticipated financial and other benefits of the proposed acquisition and the plans and objectives of Valley's management following the proposed acquisition, including, without limitation, statements relating to the cost savings expected to result from the proposed acquisition, and anticipated results of operations of the combined company following the proposed acquisition. Generally, the words "will," "may," "should," "continue," "believes," "expects," "anticipates" or similar expressions identify forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following factors: (1) cost savings expected to result from the proposed acquisition may not be fully realized or realized within the expected time frame; (2)operating results following the proposed acquisition may be lower than expected; (3) competitive pressure among financial services companies may increase significantly; (4) costs or difficulties related to the integration of the businesses of Valley and Merchants may be greater than expected; (5) adverse changes in the interest rate environment may reduce interest margins of the combined company; (6) general economic conditions, whether nationally or in the market areas in which Valley and Merchants conduct business, may be less favorable than expected; (7) legislation or regulatory changes may adversely affect the businesses in which Valley and Merchants are engaged; or (8) adverse changes may occur in the securities markets. Readers are cautioned not to place undue reliance on forward-looking statements which are subject to influence by the named risk factors and unanticipated future events. Actual results may differ materially from management expectations. Both Valley and Merchants disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

Valley and Merchants will be filing with the SEC a joint proxy statement-prospectus with respect to solicitation of proxies of their stockholders to approve the proposed merger and Valley will be filing a registration statement with respect to the common stock to be issued in the merger. Investors and security holders are advised to read the joint proxy statement-prospectus and the registration statement, when each of these documents becomes available, because each of them will contain important information. Investors and security holders may obtain a free copy of the joint proxy statement-prospectus and the registration statement (when available) and other documents filed by Valley or Merchants with the SEC at the SEC's Internet web site at www.sec.gov. The joint proxy statement-prospectus and the registration statement (when available) and such other documents filed by Valley with the SEC will be available free of charge by contacting Valley National Bancorp, 1455 Valley Road, Wayne, NJ 07474, Attention: Dianne Grenz, telephone:
(973) 305-3380. Documents filed with the SEC by Merchants will be available free of charge by contacting Merchants New York Bancorp, Inc., 275 Madison Avenue, New York, NY 10016, Attention: Karen Deitz, Corporate Secretary, telephone:
(212) 973-6638. Shareholders and investors should read the joint proxy statement-prospectus carefully when it becomes available before making any voting or investment decisions.

Merchants and its directors and executive officers may be deemed under rules of the SEC to be "participants in the solicitation" of proxies from Merchants stockholders to approve the proposed merger. Those persons, each of whom beneficially owns less than 1% of Merchants' outstanding shares except as otherwise indicated after his or her name, are: Charles J. Baum (director), William J. Cardew (director and executive officer), Eric W. Gould (director and executive officer, 1.98%), Rudolf H. Hertz (director, 2.17%), James G. Lawrence (director and executive officer, 1.64%), Robinson Markel (director, 2.21%), Paul Meyrowitz (director), Alan Mirken (director), Mitchell J. Nelson (director, 1.35%), Leonard Schlussel (director, 2.25%), Charles I. Silberman (director, 2.74%), Marcia Toledano (director, 2.76%) and Spencer B. Witty (director and executive officer, 9.06%). As a group, all Merchants directors and executive officers (13 persons) beneficially own 23.8% of Merchants' outstanding shares.